UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 1, 2022

Intercept Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35668	22-3868459
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

305 Madison Avenue, Morristown, NJ 07960

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (646) 747-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ICPT	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On September 1, 2022, Intercept Pharmaceuticals, Inc. (the “Company”) entered into privately-negotiated Exchange Agreements with a limited number of existing holders of its 3.50% Convertible Senior Secured Notes due 2026 (the “2026 Notes”).

These noteholders are institutional “accredited investors” (within the meaning of Rule 501(a)(1), (2), (3) or (7) promulgated under the Securities Act of 1933, as amended (the “Securities Act”)) and/or “qualified institutional buyers” (as defined in Rule 144A under the Securities Act).

The parties agreed to exchange approximately $44.5 million aggregate principal amount of the noteholders’ existing 2026 Notes for $22.7 million in cash and 1,653,130 shares of newly issued common stock, par value $0.001 per share (equivalent to $29.9 million at the Company’s closing stock price of $18.06 on September 1, 2022), for total consideration of $52.6 million.

This exchange is in addition to the Company’s previous exchange of $327.9 million of 2026 Notes for cash and stock, which closed on August 25, 2022. Net of these exchanges, the principal balance of the 2026 Notes has been reduced from $500.0 million to $127.6 million.

The stock being issued has not been, and will not be, registered under the Securities Act, or any state securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from (or in a transaction not subject to) registration requirements. This current report is not an offer to sell or a solicitation of an offer to buy the Company’s common stock, or any other securities, and will not constitute an offer, solicitation, or sale in any state or jurisdiction in which such an offer, solicitation, or sale would be unlawful.

The exchange is expected to close on or around September 6, 2022, subject to customary closing conditions.

The foregoing description of the Exchange Agreements does not purport to be complete and is qualified in its entirety by reference to the form of the Exchange Agreements, which is incorporated by reference from the exhibit list below.

This current report contains forward-looking statements (“FLS”), including regarding closing of the transaction, and timing thereof. Important factors could cause actual results to differ materially from the FLS, including the Company’s and noteholders’ satisfaction of contractual terms, including representations and warranties and closing conditions.

Item 3.02 Unregistered Sales of Equity Securities.

As described above, the Company expects to issue 1,653,130 shares of common stock to the noteholders as part of the consideration for the exchange of 2026 Notes. The issuances of common stock will be made in private placements in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act. The Company is relying on this exemption from registration based in part on representations made by the noteholders in the Exchange Agreements. The information set forth in Item 1.01 above is incorporated by reference into this Item 3.02.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1*	Form of Exchange Agreement for the 2026 Notes
104	Cover Page Interactive Data File (embedded as Inline XBRL document)

* Incorporated by reference to the previously filed Exhibit 10.1 to the Form 8-K filed on August 19, 2022, File No. 001-35668. This current report’s Exhibit 10.1 is substantially identical to the previously filed exhibit in all material respects except that the execution date has been changed from August 18 to September 1, the closing date has been changed from August 25 to September 6, and the termination date has been changed from ten business days to September 16.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERCEPT PHARMACEUTICALS, INC.

By:	/s/ Andrew Saik
Name:	Andrew Saik
Title:	Chief Financial Officer

Date: September 2, 2022